EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2018-B4 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Marina Heights State Farm Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marina Heights State Farm Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marina Heights State Farm Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Atlantic Times Square Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Atlantic Times Square Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Atlantic Times Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Atlantic Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Atlantic Times Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Atlantic Times Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Atlantic Times Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Atlantic Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Steelyard Commons Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Steelyard Commons Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Steelyard Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Steelyard Commons Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Steelyard Commons Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Steelyard Commons Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Steelyard Commons Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Steelyard Commons Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Gateway Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for The Gateway Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for The Gateway Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Gateway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Gateway Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Gateway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Gateway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 65 Bay Street Mortgage Loan, KeyBank National Association, as Special Servicer for the 65 Bay Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 65 Bay Street Mortgage Loan, Citibank, N.A., as Custodian for the 65 Bay Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 65 Bay Street Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 65 Bay Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Aventura Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Aventura Mall Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aventura Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the Aon Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aon Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aon Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aon Center Mortgage Loan.

Dated: March 16, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)